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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 9, 2006


                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8787                   13-2592361
   (State or Other           (Commission File Number)       (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 770-7000

                   ------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01.   Other Events.

On January 9, 2006, C.V. Starr & Co., Inc. (Starr) announced that it had completed its tender offer to purchase interests in Starr and that all eligible shareholders had tendered their shares. As a result of completion of the tender offer, no AIG executive officer currently holds any Starr interest. In addition, AIG understands that Mr. Brian Schreiber, Senior Vice President - Strategic Planning, has used the proceeds from the tender of his Starr interests to repay a loan extended by a private entity that may be controlled by Mr. M. R. Greenberg.

The Starr holdings of AIG's executive officers as of January 1, 2005 were described in AIG's Proxy Statement, dated June 27, 2005. The tender offer price was 1.42 times the liquidation value of the Starr interests. AIG previously disclosed that its Compensation Committee adopted a Senior Partners compensation plan. This plan is part of AIG's efforts to provide replacements for the investment opportunity and related retention benefit historically provided by the Starr holdings.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN INTERNATIONAL GROUP, INC.
                                                 (Registrant)

Date: January 13, 2006                 By /s/ KATHLEEN E. SHANNON
                                       ------------------------------------
                                       Name:  Kathleen E. Shannon
                                       Title: Senior Vice President
                                              and Secretary